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                                  EXHIBIT 21

                        Subsidiaries of the Registrant

                                                                State or Other
                                                                Jurisdiction of          Percentage
                                                                Incorporation            Ownership
                                                                -------------            ---------
Parent
------

First Federal Bancorporation                                    Minnesota                   N/A

Subsidiary (1)
----------

First Federal Banking & Savings, FSB                            United States               100%


Subsidiaries of First Federal Banking & Savings, FSB (1)
----------------------------------------------------

First Federal Service Corporation                               Minnesota                   100%

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(1)   The assets, liabilities and operations of the subsidiaries are included in the consolidated financial statements contained in the Annual Report to Stockholders attached hereto as an exhibit.